Expedite

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

090303

Certificate of Change Pursuant to NRS 78.209

Filed in the office of	Document Number
Barbara K. Cegavske	20160234696-09
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/25/2016 8:03 AM
	Entity Number C14318-2000

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209
For Nevada Profit Corporations

1. Name of corporation:

FTE Networks Inc

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

70,000,000 shares authorized of common stock, par value .001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

3,500,000 shares authorized of common stock, par value .001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

1 for 20 reverse stock split. 20 shares of common stock will be reverse split into 1 share of common stock, par value .001

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

fractional shares will be rounded up and issued one whole share of common stock

7. Effective date and time of filing: (optional) Date: 5/26/16 Time: 9:00 AM EST

(must not be later than 90 days after the certificate is filed)

8. Signature: (required)

X [signature]

Signature of Officer

Chief Financial Officer

Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Expedite

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number
Barbara K. Cegavske	20160234695-98
Barbara K. Cegavske Secretary of State State of Nevada	Filing Date and Time 05/25/2016 8:04 AM
	Entity Number C14318-2000

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

FTE Networks Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

Article II, Section A of the Amended and Restated Articles of Incorporation of Beacon Enterprise Solutions Group, Inc, now known as FTE Networks Inc., shall be amended to reflect that the common stock authorized to issue shall be increased to 200,000,000 shares, par value .001.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 53.4%

4. Effective date and time of filing: (optional) Date: May 26, 2016 Time: 9:20 AM EST
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X [signature] CFO

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.